Exhibit 99.1
CONTACT:
Jim Eckstaedt, Executive Vice President Finance and Chief Financial Officer
(949) 975-1550
jim.eckstaedt@smawins.com
SM&A TO HOST CONFERENCE CALL TO DISCUSS FIRST QUARTER 2008 FINANCIAL RESULTS
NEWPORT BEACH, CA—April 24, 2008 — SM&A (Nasdaq:WINS), the world’s leading provider of business strategy and proposal development services that ensure clients’ ability to win competitive procurements and a leading provider of program management services, announced today that it will host a conference call at 1:30 p.m. Pacific Time on Thursday, May 8, to discuss the Company’s first quarter 2008 financial results. A press release will be issued shortly after 1:00 p.m. Pacific Time, prior to the call on the same day.
Conference Call and Webcast
The dial-in number for the conference call is 800-257-6566 for domestic participants and 303-262-2193, for international participants. The call will also be accessible via live webcast at the homepage of www.smawins.com by clicking on the investor relations tab and webcast link.
Replay
A replay of the conference call will be available at www.smawins.com or by dialing 800-405-2236 or 303-590-3000, reference access code 11113199#. The call replay will be available for seven days.
About SM&A
SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.